As filed with the Securities and Exchange Commission on May 31, 2018

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________

SERVISFIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0734029
(State or other jurisdiction of	(I.R.S. Employee
incorporation or organization)	Identification Number)

2500 Woodcrest Place, Birmingham, Alabama 35209
(205) 949-0302

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________________

Thomas A. Broughton, III
President and Chief Executive Officer
ServisFirst Bancshares, Inc.
2500 Woodcrest Place

Birmingham, Alabama 35209
(205) 949-0302

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Laura P. Washburn

Charles A. Roberts, Jr.
Bradley Arant Boult Cummings LLP
1819 Fifth Avenue North
Birmingham, Alabama 35203
(205) 521-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the Registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Primary Offering:
Common Stock, par value $0.001 per share	-	-	-	-
Preferred Stock, par value $0.001 per share	-	-	-	-
Debt Securities	-	-	-	-
Units	-	-	-	-
Total	-	-	-	-

(1)	Not applicable pursuant to Instruction II.E. to Form S-3.
(2)	An indeterminate aggregate initial offering price and amount of securities is being registered as may from time to time be offered at indeterminate prices.
(3)	In accordance with Rules 456(b) and 457(r), ServisFirst Bancshares, Inc. is deferring payment of all of the registration fee subject to the conditions set forth in such rules.

PROSPECTUS

ServisFirst Bancshares, Inc.

Common Stock, Preferred Stock, Debt Securities and Units

By this prospectus, we may offer from time to time, in one or more series, our debt securities, which may consist of notes, debentures or other evidences of indebtedness, shares of our common stock or preferred stock and units comprised of two or more of these securities in any combination. The debt securities and preferred stock we may offer may be convertible into or exchangeable for other of our securities.

This prospectus provides you with a general description of the securities we may offer. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities being offered, including the price at which the securities are being offered to the public. You should read this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” carefully before you make an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will include the names of underwriters, dealers or agents, if any, retained. The prospectus supplement also will include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation.

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “SFBS.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we apply to list any such securities on a securities exchange upon their issuance, the prospectus supplement relating to those securities will disclose the exchange on which we will apply to have those securities listed.

Investing in our securities involves risks. You should refer to the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may also include specific additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully read this prospectus together with the documents we incorporate by reference and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities other than the securities offered hereby and is not an offer to sell securities in any jurisdiction where the offer or sale is not permitted.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our corporate headquarters is located at 2500 Woodcrest Place, Birmingham, Alabama 35209, and our telephone number is (205) 949-0302.

Prospectus dated May 31, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT SERVISFIRST BANCSHARES, INC.	5
RISK FACTORS	6
RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	6
USE OF PROCEEDS	6
SECURITIES WE MAY OFFER	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	12
DESCRIPTION OF UNITS	14
PLAN OF DISTRIBUTION	15
EXPERTS	16
LEGAL MATTERS	16

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer and sell, from time to time and in one or more offerings, either separately or together, the securities described in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Where appropriate, the applicable prospectus supplement will describe U.S. federal income tax consequences relevant to the securities offered. We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers or agents, and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement, as it will control. You should carefully read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “ServisFirst” and the “Company” refer to ServisFirst Bancshares, Inc., a Delaware corporation, and its consolidated subsidiaries, including ServisFirst Bank, which we sometimes refer to as “ServisFirst Bank” or our, or the, “bank.” In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock and unit purchase agreements we may offer, collectively, as “offered securities.”

You should rely only on the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement. No one is authorized to provide you with different information, and, if anyone provides you with different information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an automatic registration statement on Form S-3 under the Securities Act for the offered securities. This prospectus, which is part of that registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the offered securities. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.servisfirstbank.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference herein unless such information is otherwise specifically referenced elsewhere in this prospectus or the applicable prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 1, 2018;

•	Our Current Reports on Form 8-K filed with the SEC on March 21, 2018 and May 16, 2018;

•	Our Proxy Statement on Schedule 14A, as amended, filed with the SEC on April 2, 2018;

•	The description of our common stock contained in the our Registration Statement on Form 8-A (File No. 001-36452) filed with the Commission on May 9, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

•	Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

ServisFirst Bancshares, Inc.

2500 Woodcrest Place

Birmingham, Alabama 35209

Attention: Chief Financial Officer

Telephone: (205) 949-0302

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These “forward-looking statements” reflect our current views with respect to, among other things, future events and our financial performance. The words “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements. These statements should be considered subject to various risks and uncertainties, and are made based upon management’s belief as well as assumptions made by, and information currently available to, management pursuant to “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such risks include, without limitation:

•	the risk factors discussed and identified in our public filings with the SEC, which we incorporate by reference in this prospectus;
•	the effects of adverse changes in the economy or business conditions, either nationally or in our market areas;
•	credit risks, including credit risks resulting from the devaluation of collateralized debt obligations (CDOs) and/or structured investment vehicles to which we currently have no direct exposure;
•	the effects of governmental monetary and fiscal policies and legislative, regulatory and accounting changes applicable to banks and other financial service providers, including the impact on us and our customers of the Tax Cuts and Jobs Act;
•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	the effects of hazardous weather in our markets;
•	the effects of competition from other financial institutions and financial service providers;
•	our ability to keep pace with technology changes, including with respect to cyber-security and preventing breaches of our and third-party security systems involving our customers and other sensitive and confidential data;
•	our ability to attract new or retain existing deposits, or to initiate new or retain current loans;
•	credit risks, including the deterioration of the credit quality of our loan portfolio, increased default rates and loan losses or adverse changes in our portfolio or in specific industry concentrations of our loan portfolio;
•	the effect of any merger, acquisition or other transaction to which we or any of our subsidiaries may from time to time be a party, including our ability to successfully integrate any business that we acquire;
•	the effect of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;
•	the effects of terrorism and efforts to combat it;
•	an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers;
•	the results of regulatory examinations;
•	the effect of inaccuracies in our assumptions underlying the establishment of our loan loss reserves;
•	changes in management personnel;
•	deterioration of our asset quality;
•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; and
•	any matter that would cause us to conclude that there was impairment of any asset, including intangible assets.

A more detailed description of these and other risks is contained in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017. Many of such factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

ABOUT SERVISFIRST BANCSHARES, INC.

We are a bank holding company within the meaning of the Bank Holding Company Act of 1956 and are headquartered in Birmingham, Alabama. Through our bank, we operate 20 full-service banking offices located in Jefferson, Shelby, Madison, Montgomery, Houston, Mobile and Baldwin Counties of Alabama, Escambia and Hillsborough Counties of Florida, Cobb and Douglas Counties of Georgia, Charleston County, South Carolina and Davidson County, Tennessee. Through our bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

We operate our bank using a simple business model based on organic loan and deposit growth, generated through high quality customer service, delivered by a team of experienced bankers focused on developing and maintaining long-term banking relationships with our target customers. We utilize a uniform, centralized back office risk and credit platform to support a decentralized decision-making process executed locally by our regional chief executive officers. This decentralized decision-making process allows individual lending officers varying levels of lending authority, based on the experience of the individual officer. When the total amount of loans to a borrower exceeds an officer’s lending authority, further approval must be obtained by the applicable regional chief executive officer and/or our senior management team. Rather than relying on a more typical traditional, retail bank strategy of operating a broad base of multiple brick and mortar branch locations in each market, our strategy focuses on operating a limited and efficient branch network with sizable aggregate balances of total loans and deposits housed in each branch office. We believe that this approach more appropriately addresses our customers’ banking needs and reflects a best-of-class delivery strategy for commercial banking services.

Our principal business is to accept deposits from the public and to make loans and other investments. Our principal sources of funds for loans and investments are demand, time, savings and other deposits and the amortization and prepayment of loans and borrowings. Our principal sources of income are interest and fees collected on loans, interest and dividends collected on other investments, and service charges. Our principal expenses are interest paid on savings and other deposits, interest paid on our other borrowings, employee compensation, office expenses and other overhead expenses.

As a bank holding company, we are subject to regulation by the Federal Reserve. We are required to file reports with the Federal Reserve and are subject to regular examinations by that agency.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SFBS.” Our principal executive office is located at 2500 Woodcrest Place, Birmingham, Alabama 35209, and our telephone number is (205) 949-0302. Our website address is www.servisfirstbank.com. The information contained on our website is not a part of, or incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference into this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus could decline and you could lose all or part of your investment.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. As of March 31, 2018, there were no shares of our preferred stock issued and outstanding.

Ratio of Earnings to Fixed Charges

	Three months ended
	March 31, 2018		Years ended December 31,
			2017		2016		2015		2014		2013

Excluding interest on deposits	23.69	x	22.36	x	20.36	x	29.18	x	35.53	x	30.10	x
Including interest on deposits	4.36	x	4.75	x	5.11	x	5.79	x	5.96	x	5.31	x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Three months ended
	March 31, 2018		Years ended December 31,
			2017		2016		2015		2014		2013

Excluding interest on deposits	23.69	x	22.10	x	20.17	x	26.37	x	28.98	x	24.38	x
Including interest on deposits	4.36	x	4.74	x	5.10	x	5.67	x	5.74	x	5.10	x

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds from the sale of offered securities, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

SECURITIES WE MAY OFFER

The descriptions of the offered securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also supplement, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of the offered securities appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information.”

We may offer and sell from time to time, in one or more offerings, the following:

•	our debt securities of one or more series, which debt securities may be our senior, unsecured debt securities or our subordinated, unsecured debt securities;

•	shares of our common stock;

•	shares of one or more series of our preferred stock; and/or

•	unit purchase agreements to which investors would acquire units of two or more of the foregoing securities.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our certificate of incorporation (or “our charter”), as amended, our bylaws, as amended, the Delaware General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock, it may not contain all of the information that is important to you.

Common Stock

Our charter, as amended, authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 53,147,169 shares were outstanding as of March 31, 2018.

Our board of directors may authorize the issuance of authorized but unissued shares of our common stock without shareholder approval, unless such approval is required in a particular case by applicable laws or regulations or requirements of any national securities exchange on which our common stock is traded.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends and in compliance with the Delaware General Corporation Law and the regulations of the appropriate regulatory authorities. We began paying quarterly cash dividends in 2014. On February 20, 2018, we declared a quarterly cash dividend of $0.11 per share, payable on April 13, 2018 to stockholders of record as of April 2, 2018.

Future declarations of quarterly dividends will be subject to the approval of our board of directors, subject to limits imposed on us by our regulators.

In order to pay any dividends, we will need to receive dividends from ServisFirst Bank or have other sources of funds. Under Alabama banking law, ServisFirst Bank is subject to restrictions on the payment of dividends to us, which are similar to those applicable to national banks. Pursuant to Alabama banking law, ServisFirst Bank may not, without the prior consent of the Superintendent of Banks (the “Superintendent”) of the Alabama Banking Department, pay any dividends to us in a year in excess of the total of (i) ServisFirst Bank’s net earnings (as defined by statute) for that year, plus (ii) the retained net earnings for the preceding two years, less any required transfers to surplus.

Our payment of dividends may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividends if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. If, in the opinion of the federal banking regulators, the bank were engaged in or about to engage in an unsafe or unsound practice, the federal banking regulators could require, after notice and a hearing, that the bank stop or refrain from engaging in the questioned practice.

Our ability to pay dividends to our stockholders in the future will depend on our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock and other factors deemed relevant by our board of directors.

Each share of common stock entitles the holder thereof to one vote per share on all matters on which the holders of our common stock are entitled to vote. The common stock does not have cumulative voting rights.

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

The holders of our common stock have no preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SFBS.”

Preferred Stock

Our board of directors is authorized, without further stockholder action, to issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, and to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of each such series. As of March 31, 2018, there were no shares of preferred stock issued and outstanding. We may amend our charter to increase the number of authorized shares of preferred stock in a manner permitted by our charter, as amended, and the Delaware General Corporation Law.

If we offer to sell preferred stock, we will file with the SEC an amendment to our charter setting forth the terms of the preferred stock, and the prospectus supplement related to that offering will include a description of the specific terms of the preferred stock, including the following:

•	the number of shares constituting that series and the distinctive designation of that series;

•	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and whether they should be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series shall have conversion or exchange privileges and, if so, the terms and conditions of such conversion or exchange, including provision for adjustments for the conversion or exchange rate in such events as the board of directors shall determine;

•	whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series and, if so, the terms and amounts of such sinking funds;

•	the rights of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of, any outstanding stock of the Company;

•	the right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in other relation to, the comparable rights or any other class or classes or series of stock; and

•	any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Selected Provisions of our Charter and Bylaws

We summarize various provisions of our charter and our bylaws, each as amended, and Delaware law in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Charter and Bylaws

Our charter and bylaws, each as amended, currently contain provisions that may be deemed to be “antitakeover” in nature. Among other things, our charter and bylaws, as amended:

•	provide that special meetings of stockholders may be called at any time by the Chairman of our board of directors, by the President or by order of the board of directors;

•	enable our board of directors to issue preferred stock up to the authorized amount, with such preferences, limitations and relative rights, including voting rights, as may be determined from time to time by the board;

•	enable our board of directors to increase the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors then in office;

•	enable our board of directors to amend our bylaws without stockholder approval; and

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

In addition, the corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to limits imposed by applicable law and by any exchange on which our securities may be listed, any authorized but unissued shares of our common or preferred stock. The additional authorized shares could be used by our board of directors, if consistent with its fiduciary responsibilities, to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

Delaware Law

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

o	shares owned by persons who are directors and also officers, and

o	employee stock plans, in certain instances; or

•	on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•	is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder;

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original charter contains a provision expressly electing not to be governed by Section 203; or

•	the corporation, by the action of stockholders holding majority of outstanding voting stock, adopts an amendment to its charter or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Indemnification; Forum for Adjudication of Disputes

In accordance with Delaware law, our charter and bylaws, as amended, contain provisions that limit the personal liability of our directors for violations of their fiduciary duty. Our charter eliminates each director’s liability to us and our stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

Additionally, our bylaws, as amended, provide that unless we consent to the selection of an alternative forum, a state or federal court located within the state of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware law, and (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to the applicable court having personal jurisdiction over the indispensable parties named as defendants.

DESCRIPTION OF DEBT SECURITIES

In this description of our debt securities, references to “us, “we,” or “our” refer only to ServisFirst Bancshares, Inc. and not to ServisFirst Bancshares, Inc. and its consolidated subsidiaries. The following description of the debt securities summarizes the material provisions of the debt securities to which a prospectus supplement may relate. Each time we offer debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities we are offering.

We may issue debt securities from time to time in one or more series. The debt securities will be our obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract to be entered into between us and a financial institution acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the price or prices at which the debt securities will be issued;

•	the person or persons entitled to receive interest payments, if other than the person who is the registered holder;

•	the date or dates on which the principal of the debt securities is payable;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;

•	the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined, and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

•	the place or places of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

•	any events or circumstances that would constitute an event of default;

•	any covenants applicable to the debt securities;

•	whether any portion of the debt securities may be issued as a global security or securities, and, if so, the depositary for such global securities and the terms and conditions, if any, on which interests in such global securities may be exchanged for the individual securities represented by such global securities;

•	the currency or currencies, including composite currencies, in which the principal, premium and interest on the debt securities is payable (if other than the currency of the United States);

•	if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in a currency other than that in which the debt securities are normally payable, the periods for, and the terms and conditions of, making such an election;

•	if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	any index used to determine the amount of payment of principal of, and premium, if any, and any interest on the debt securities;

•	if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

•	the terms, if any, pursuant to which the debt securities may be converted into or exchanged for our capital stock or other securities;

•	the obligations or instruments which we may use to effect defeasance or covenant defeasance for debt securities which are denominated in any currency (including composite currencies) other than United States Dollars, and any additional or alternative provisions for the reinstating of our indebtedness in respect of those debt securities after they have been deemed paid; and

•	any other terms and provisions of the debt securities.

The indenture and each series of debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of The Trust Indenture Act of 1939 incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of The Trust Indenture Act of 1939), it must eliminate such conflicting interest or resign.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiary, ServisFirst Bank, and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our bank to provide the funds necessary to meet our debt and contractual obligations. In order to pay any dividends, we will need to receive dividends from our bank or have other sources of funds. Under Alabama banking law, ServisFirst Bank is subject to restrictions on the payment of dividends to us, which are similar to those applicable to national banks. Pursuant to Alabama banking law, ServisFirst Bank may not, without the prior consent of the Superintendent, pay any dividends to us in a year in excess of the total of (i) ServisFirst Bank’s net earnings (as defined by statute) for that year, plus (ii) the retained net earnings for the preceding two years, less any required transfers to surplus.

Our ability to pay dividends to our stockholders in the future will depend on our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock and other factors deemed relevant by our board of directors.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe (without limitation) the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States Federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the offered securities directly to purchasers, through agents, through dealers, through underwriters, or through a combination of any of these methods of sale. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

 We may directly solicit offers to purchase offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. Any agent designated by us who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

EXPERTS

The consolidated financial statements of ServisFirst Bancshares, Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their reports, appearing in ServisFirst Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP, Birmingham, Alabama. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by ServisFirst in connection with the registration of the securities being registered under this Registration Statement:

Securities and Exchange Commission Fee	$	*
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Printing Fees	$	**
Miscellaneous	$	**

Total	$	**

*	Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

**	These fees and expenses are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered, as well as the number of offerings.

Item 15.	Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s certificate of incorporation, as amended, contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The above is a general summary of certain indemnity provisions of the Delaware General Corporation Law and is subject, in all cases, to the specific and detailed provisions of the sections referenced herein.

The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 16.	Exhibits.

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for common stock*

1.2	Form of Underwriting Agreement for preferred stock*

1.3	Form of Underwriting Agreement for debt securities*

3.1	Restated Certificate of Incorporation of ServisFirst Bancshares, Inc., as amended, which was filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed June 24, 2016.

3.2	Bylaws of ServisFirst Bancshares, Inc., as amended (Restated for SEC filing purposes only), which was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2014.

3.3	Certificate of Elimination of the Senior-Non Cumulative Perpetual Preferred Stock, Series A, which was filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K/A filed on June 28, 2016.

4.1	Form of certificate of designation with respect to any preferred stock issued hereunder*

4.2	Form of Common Stock Certificate, which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10 filed on March 28, 2008.

4.3	Revised Form of Common Stock Certificate, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 15, 2008.

4.4	Specimen of Preferred Stock Certificate*

4.5	Form of Indenture for Senior Debt Securities*

4.6	Form of Indenture for Subordinated Debt Securities*

4.7	Form of Unit Agreement*

5.1	Opinion of Bradley Arant Boult Cummings LLP

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Dixon Hughes Goodman LLP

23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement)

25.1	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1**

*	To be filed subsequently by an amendment to the Registration Statement or as an exhibit to a document to be incorporated by reference herein in connection with an offering.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

Item 512(a) of Regulation S- K. The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or seller such securities to such purchaser:

(i)       any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 512(j) of Regulation S-K. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on May 31, 2018.

SERVISFIRST BANCSHARES, INC.

By.	/s/ Thomas A. Broughton III
Thomas A. Broughton III
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints Thomas A. Broughton III and William M. Foshee, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Broughton III	Chief Executive Officer,	May 31, 2018
Thomas A. Broughton III	President and Director
(Principal Executive Officer)

/s/ William M. Foshee	Executive Vice President, Secretary,	May 31, 2018
William M. Foshee	Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Stanley M. Brock	Chairman of the Board and Director	May 31, 2018
Stanley M. Brock

/s/ J. Richard Cashio	Director	May 31, 2018
J. Richard Cashio

/s/ James J. Filler	Director	May 31, 2018
James J. Filler

/s/ Michael D. Fuller	Director	May 31, 2018
Michael D. Fuller

/s/ Hatton C.V. Smith	Director	May 31, 2018
Hatton C.V. Smith